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Exhibit B-70

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF INCORPORATION

1.
The name of the proposed corporation is Palmark, Inc.

2.
The initial registered office of the corporation is 1426 Main Street, Columbia, South Carolina, and the initial registered agent at such address is Asbury H. Gibbes.

3.
The corporation is authorized to issue shares of stock as follows: Complete a or b, whichever is applicable:

a.
☒    If the corporation is authorized to issue a single class of shares, the total number of shares authorized is 1,000.

b.
☐    The corporation is authorized to issue more than one class of shares:

Class of Shares	Authorized No. of Each Class
N/A

The relative rights, preferences and limitations of the shares of each class, and of each series within a class, are as follows:
N/A
4.
The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See §33-1-230(b)) :

5.
The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See §33-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code): None.

6.
The name and address of the sole incorporator is as follows:

Name	Address	Signature
L. M. Gressette, Jr.	1426 Main Street Columbia, SC 29201
7.
I, Asbury H. Gibbes, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to which articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.

March 10, 1995
Asbury H. Gibbes
	Address:	1426 Main Street Columbia, SC 29201

PALMARK, INC.

DIRECTORS AND OFFICERS

NAME	OFFICE	ADDRESS
L. M. Gressette, Jr.	Director, Chairman and Chief Executive Officer	1426 Main Street Columbia, SC 29201
W. B. Timmerman	Director, President and Treasurer	1426 Main Street Columbia, SC 29201
Jeff C. Chapman	Senior Vice President and General Manager	1426 Main Street Columbia, SC 29201
Jimmy E. Addison	Controller	1426 Main Street Columbia, SC 29201
Kevin B. Marsh	Secretary	1426 Main Street Columbia, SC 29201
Asbury H. Gibbes	Assistant Secretary	1426 Main Street Columbia, SC 29201

March 10, 1995

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  Exhibit B-70
PALMARK, INC. DIRECTORS AND OFFICERS